Exhibit 10.3

AMENDMENT TO CONVERTIBLE NOTES

The undersigned hereby acknowledge and agree that Article II, Section 2.1, for each of: (i) the convertible promissory note dated August 3, 2009 in the original principal amount of $7,171,441, (ii) the convertible promissory note dated August 3, 2009 in the original principal amount of $6,639,058, and (iii) the convertible promissory note dated August 3, 2009 in the original principal amount of $3 million (the “Notes”), is hereby amended and restated to read as follows:

“Section 2.1 Scheduled Payment. The Company shall pay the Accreted Principal Amount or, if less, the outstanding principal amount of this Note to the holder of this Note on March 31, 2011, together with all accrued and unpaid interest on the principal amount being repaid, notwithstanding anything to the contrary herein including but not limited to the provisions of Section 6.1(c) herein. At the election of the Purchaser in its sole discretion and upon written notice to the Company no later than March 15, 2011, such maturity date shall be extended until August 31, 2013 (either such date, the “Maturity Date”).”

The undersigned further acknowledge and agree that the interest rate for each of the Notes will be reduced to 9.5% effective on September 1, 2010.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.		WB QT, LLC

By:	/s/ Kenneth R. Lombardo	By:	/s/ Andrew Redleaf
	Kenneth R. Lombardo		Andrew Redleaf
Its: Vice President		Its:	CEO
Dated: November 24, 2009		Dated: November 24, 2009